EXHIBIT 23.5


                                 DAVID A. LEVINE


                            PROFESSIONAL CORPORATION

                              CHARTERED ACCOUNTANT

#102, 10335 - 172 Street                               Telephone: (780) 421-7501
Edmonton, Alberta T5S 1K9                                    Fax: (780) 425-0896





              CONSENT OF DAVID A. LEVINE PROFESSIONAL CORPORATOIN,

                             INDEPENDENT ACCOUNTANT



   Dear Sirs:


   Subject:       Consent letter - ECI Telecom (Canada) Inc.
                  a consolidated subsidiary of ECI Telecom Ltd.


   We hereby consent to the incorporation by reference in the registration statements on Form S-8 (No.s 333-105830, 333-103669, 333-12868, 333-9860,
   333-10078, 33-75904, 33-74150, 33-49984, 33-31411 and 33-26117) of ECI
   Telecom Ltd. of our report dated January 19, 2004, relating to the balance sheets of the Company as at December 31, 2003 and related statements of income, retained earning and cash flows for the year then ended, which report and the consolidated financial statements of the ECI Telecom Ltd. as at December 31, 2003, appear in the report in Form 6-K of ECI Telecom Ltd., a copy of which was furnished to the Securities and Exchange Commission on March 24, 2004.

   Yours faithfully

      /s/ David A. Levine
           Professional Corporation

   June 27, 2004